EXHIBIT 99.1

Midway Reports Long Gold Intercepts at Spring Valley Project, Nevada
201 meters of 0.8 g/t and 94 meters of 1.06 g/t

August 25, 2011

Denver, Colorado– Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE-AMEX) announces second quarter results calculated from data provided by Barrick Gold Exploration Inc. (“Barrick”), who is earning into Midway’s Spring Valley Project, Nevada. Drill results are from holes that test the northern extent of the known resource and holes that test the area acquired late last year that is to the south of the known resource. The drilling reported in this press release shows gold assays extend the gold zone at least 1.7 kilometers to the southwest of the previously known resource area over a width of approximately 0.5 kilometers.

In the north, long and high grade gold intercepts extend northward the gold zone hosted in feldspar porphyry and include 201 meters of 0.82 grams per tonne (gpt) gold in SV11-515; and 94 meters of 1.06 gpt gold in SV11-517. In the same area, SV11-514 encountered multiple intercepts including 47 meters of 0.72 gpt gold and 18 meters of 1.20 gpt gold. Higher grade intercepts included 1.5 meters of 7.30 gpt gold and 1.5 meters of 6.89 gpt gold in SV11-514, and 9.1 meters of 4.70 gpt gold in SV11-515.

In the south, reconnaissance drilling in widely spaced holes beginning immediately adjacent to the resource area extends the potential for mineralization to an area 1.7 km long by 0.5 km wide for a total strike length of more than 3.5 kilometers long, including the known resource reported last year.  Initial results, along with results from SV10-499 reported earlier, suggest that a widespread gold system may exist on land acquired in 2010. The most recent hole drilled furthest to the south, SV11-534, encountered 30.5 meters of 0.89 gpt gold. Higher grade intercepts included 1.5 meters of 15.91 gpt gold in SV11-521, 1.5 meters of 9.46 gpt gold in SV11-530, and 4.6 meters of 7.47 gpt gold in SV11-534. Assays are pending on additional holes in this area.

“We are very pleased to report these long and high grade gold intercepts which expand Spring Valley’s resource potential in two directions.  We are particularly pleased about the gold intercepts found south of the resource area on the lands acquired late last year that had not been drilled,” said Ken Brunk, President and COO of Midway. “Spring Valley has the ear marks of a world class gold system. Additional drilling will be needed to confirm the findings of this widely spaced program.”

Spring Valley is a large, porphyry-hosted gold system. A May, 2011 updated resource estimate reported 2.16 million ounces of gold in the combined Measured and Indicated categories at a cut-off grade of 0.14 gpt. There is an additional Inferred resource of 1.97 million ounces of gold at the same cut-off grade. The Measured resource is 0.93 million ounces contained within 59.0 million tonnes grading 0.49 gpt, the Indicated resource is 1.23 million ounces contained within 85.8 million tonnes grading 0.45 gpt, and the Inferred resource is contained within 103.9 million tonnes grading 0.59 gpt. The estimate was prepared for Midway by Gustavson Associates, LLC of Lakewood, Colorado (Midway press release dated May 2, 2011).

Significant New Drill Hole Gold Assay Intercepts – Spring Valley Project, Nevada
(Calculated by Midway from data provided by Barrick)

Hole	From m	To m	Width m	Grade gpt
SV10-503c	97.7	100.8	3.0	1.99
	135.0	175.4	40.4	0.99
SV10-504c	133.8	135.3	1.5	1.10
	219.0	227.2	8.2	0.41
	237.4	238.7	1.2	1.06
	Additional assays pending
SV10-507c	71.6	85.3	13.7	2.37
	285.9	297.2	11.3	1.71
includes			1.5	11.35
	335.3	336.5	1.2	1.82
	373.4	375.8	2.4	1.17
SV11-514	120.4	143.3	22.9	0.75
includes			1.5	7.30
	155.4	164.6	9.1	0.45
	196.6	210.3	13.7	0.93
	239.3	245.4	6.1	1.03
	306.3	353.6	47.2	0.72
	365.8	384.0	18.3	1.20
includes			1.5	6.89
SV11-515	193.5	210.3	16.8	0.34
	231.6	432.8	201.2	0.82
includes			9.1	4.70
SV11-517	120.4	128.0	7.6	0.51
	160.0	254.5	94.5	1.06
SV11-518	102.1	103.6	1.5	3.91
	286.5	288.0	1.5	2.50
	457.2	475.5	18.3	0.99
	501.4	502.9	1.5	3.94
SV11-521	170.7	173.7	3.0	10.01
includes			1.5	15.91
	224.0	233.2	9.1	0.45
	371.9	373.4	1.5	6.07
	492.3	498.3	6.1	0.99
	510.5	513.6	3.0	1.54
SV11-523	24.4	30.5	6.1	1.47
SV11-525	179.8	202.7	22.9	0.72
	217.9	225.6	7.6	0.38
	365.8	367.3	1.5	4.59
SV11-530	172.2	173.7	1.5	6.69
	207.3	208.8	1.5	9.46
SV11-534	86.9	91.4	4.6	7.47
	378.0	379.5	1.5	3.26
	402.3	432.8	30.5	0.89

Reverse circulation drilling was conducted by Hard Rock Drilling of Elko, Nevada.  Core drilling was conducted by TonaTec Exploration of Mapleton, Utah.  Drill hole numbers ending with a "C" indicate core holes.  Samples were assayed by ALS-Chemex Labs, in Sparks, Nevada by 30-gram fire assays (FA) or 1000-gram metallic screen assays (MS). Results reported represent thickness along the trace of the drill hole and do not necessarily represent true thickness.

Drilling for 2011 commenced in early April and there is currently one reverse circulation (RC) rig and one core rig operating on the property. A total of 7,079 meters of RC and 2,363 meters of core in 24 holes were completed through June. Results reported in this news release include core holes SV10-503c and SV10-504c that were drilled at the end of 2010.  Hole SV10-507c was started in 2010 and completed in 2011 (See table below). Final metallic screen assay results have been received for 5 holes, the remaining assay results are from preliminary fire assays.  Metallic screen assays analyze a larger quantity of the sample and are more reliable when coarse gold is present.

Barrick can earn a 60% interest in the project by completing work expenditures totaling US$30 million before December 31, 2013 under the terms of an agreement executed between Midway and Barrick on March 9, 2009. Barrick has informed Midway that it intends to conduct and fund the required program of US$7 million in 2011, resulting in cumulative expenditures of US$16 million by December 31, 2011.

Data reported to Midway by Barrick and disclosed in this press release have been reviewed for Midway by William S. Neal, (M.Sc., CPG), a “Qualified Person” as that term is defined in National Instrument 43-101.

ON BEHALF OF THE BOARD
“Kenneth A. Brunk”
Kenneth A. Brunk, President, COO and Director

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build, and operate gold mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.  For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans for the Spring Valley project and resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans for the Spring Valley project, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical report referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral resources in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.